UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2011

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into A Material Definitive Agreement.

On December 21, 2011, AMAG Pharmaceuticals, Inc., or the Company, entered into a Second Amendment to Commercial Outsourcing Services Agreement, or the ICS Second Amendment, with Integrated Commercialization Services, Inc., or ICS, which became effective as of December 1, 2011. The Commercial Outsourcing Services Agreement with ICS dated October 29, 2008, as amended by the First Amendment dated April 14, 2011, or collectively the Agreement, was amended by the ICS Second Amendment to, among other things, extend the term of the Agreement until January 31, 2014 and provide revised pricing terms for the extension period of the Agreement.

The foregoing description of the ICS Second Amendment contained in this Item 1.01 does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the ICS Second Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Certain portions of the ICS Second Amendment have been omitted from this Current Report on Form 8-K and the version of the ICS Second Amendment attached as Exhibit 10.1 hereto pursuant to a Confidential Treatment Request that the Company filed with the Securities and Exchange Commission at the time of filing this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011, Ron Zwanziger notified the Company of his resignation from the Board of Directors of the Company effective immediately.  Mr. Zwanziger had also served as Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating Committee.  Davey Scoon, an existing member of the Board of Directors and the Nominating Committee, was appointed to serve as Chairman of the Nominating Committee.  Lesley Russell, an existing member of the Board of Directors, was also appointed to serve on the Nominating Committee.

On December 19, 2011, the Company’s Board of Directors appointed Scott A. Holmes, age 37, currently the Company’s Vice President of Finance and Controller, to serve as the Company’s Chief Accounting Officer, effective immediately. Mr. Holmes joined the Company in September 2011. In his current position, Mr. Holmes is primarily responsible for the Company’s accounting, financial and tax reporting functions. Prior to joining the Company, Mr. Holmes served as Vice President of Finance and Treasurer of Molecular Biometrics Inc., a commercial stage medical diagnostics company from June 2010 to September 2011.  From August 2009 to June 2010, Mr. Holmes was Vice President of Finance & Administration of On-Q-ity Inc., an oncology diagnostics company. Prior to On-Q-ity Inc., Mr. Holmes served as a consultant with Altman & Company, a consulting firm, from January 2009 to August 2009.  Prior to 2009, he spent five years at Dynogen Pharmaceuticals, Inc., a privately held pharmaceutical company, where he was Vice President Finance & Administration and Treasurer. Mr. Holmes also served as the Controller at Keryx Biopharmaceuticals, Inc., a publically held biotechnology company. Mr. Holmes holds a dual Master of Science/Masters of Business Administration degree from Northeastern University Graduate School of Business Administration as well as a Bachelor in History from Middlebury College.

Mr. Holmes’ current base salary is $225,000, and he is eligible to receive an annual performance bonus of up to 35% of his base salary. There were no amendments to Mr. Holmes’ salary, bonus eligibility or benefits as a result of the appointment as Chief Accounting Officer. In addition, Mr. Holmes is a party to a retention arrangement with the Company under which he is eligible to receive a retention bonus upon the achievement of certain company goals and certain severance payments in the event he is terminated without cause.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

10.1

Second Amendment to Commercial Outsourcing Services Agreement, dated December 21, 2011, by and between the Company and Integrated Commercialization Services, Inc. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: December 22, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1

Second Amendment to Commercial Outsourcing Services Agreement, dated December 21, 2011, by and between the Company and Integrated Commercialization Services, Inc. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.)